ORGANIZED UNDER THE LAWS OF DELAWARE

<Date>

                                                                                                                                                                                SERIES A

No. PS-___                                                                                 **__________**

VINCERA, INC.

SERIES A CONVERTIBLE PREFERRED STOCK

15,000,000 Shares

Par Value $0.001 Per Share

TRANSFER SUBJECT TO RESTRICTIONS LEGEND ON THE REVERSE OF THIS CERTIFICATE

THIS CERTIFIES THAT _____________ is the owner of ________________________fully paid and non-assessable Shares of the

Series A Convertible Preferred Stock of

VINCERA, INC.

transferable only on the books of the corporation by the holder thereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the Corporation.

Dated  ______________, 2004

[VINCERASEAL]
SECRETARY		PRESIDENT

[BACK OF CERTIFICATE]

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES.  THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.  THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR THE COMPANY) IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A VOTING AGREEMENT (A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE ISSUER), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SAID VOTING AGREEMENT.

THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED, OR IN ANY MANNER DISPOSED OF EXCEPT IN CONFORMITY WITH THE TERMS OF A CO-SALE AND FIRST REFUSAL AGREEMENT AMONG THE HOLDER (OR THE PREDECESSOR IN INTEREST TO THE SHARES), THE COMPANY AND CERTAIN OTHER KEY STOCKHOLDERS OF THE COMPANY.  THE COMPANY WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE.

For Value Received, ______________________ hereby sell, assign and transfer unto _____________________________________________ Shares of the Capital Stock represented by the within certificate, and do hereby irrevocably constitute and appoint ____________________ to transfer the said Stock on the books of the within named Corporation with full power of substitution in the premises.

Dated ________________, ______

In presence of

Notice:  The signature of this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever.

SCHEDULE OF SERIES A PREFERRED STOCKHOLDERS

Stockholder Name	Series A Shares
	Shares	% own
Murphy, Ken Investments	1,841,618	18.56%
Webber, Neil	612,304	6.17%
Kang, Young	524,521	5.29%
Moncrief, Mike Investments	521,781	5.26%
Martaga, William Jefferey	506,964	5.11%
McAllister, Scott	474,500	4.78%
Lynch, Jack	459,268	4.63%
Robert, Meador	415,551	4.19%
Erickson, John	405,753	4.09%
Kline, Michael	300,350	3.03%
Pioneer Financials	251,973	2.54%
Tulume Partners	210,356	2.12%
Eshelman, Michael & Connie	204,384	2.06%
Fenimore, George III	200,000	2.02%
Blesing, Craig	200,000	2.02%
Finch, John	150,000	1.51%
Burns, Frank	115,568	1.16%
Beach, Richard	115,341	1.16%
Maher, Maurice	113,725	1.15%
Reinhardt, Ernie	109,644	1.10%
Summers, Kevin	103,369	1.04%
Summers, Malcolm	103,151	1.04%
Lindsay, Scott	100,461	1.01%
Maples, Mike	100,000	1.01%
Johnson, Earl	100,000	1.01%
Attwood, Greg	100,000	1.01%
Thomas, Robert	84,141	0.85%
Smetzer, Jim	80,000	0.81%
Cheney, Menzo	70,201	0.71%
Hug, Deborah	61,142	0.62%
Patuel, Sara	54,398	0.55%
Meetrix, Inc.	54,163	0.55%
Mohammed, Jan	52,208	0.53%
King, Marvin	52,208	0.53%
Key Bank Drain Asset	52,165	0.53%
Meador, Doak	51,187	0.52%
Kopacka, Timothy	50,768	0.51%
McKeand, Kevin	50,000	0.50%
Wilson, Miles	50,000	0.50%
Riff, Stacy	50,000	0.50%
Crecelius, Jean	50,000	0.50%
Kingfisher Holdings	48,000	0.48%
Olivaries, Gayle	41,592	0.42%
Gray, Burl	41,592	0.42%
Cox, Laura	40,000	0.40%
Padian, John	40,000	0.40%
Eshelman, Jack	34,000	0.34%
Maletz, Joe	32,000	0.32%
Hartgrove, Sherri (Stanley)	31,482	0.32%
Goodwin, Jerry	30,461	0.31%
Johnson, Kathleen	20,870	0.21%
Johnson, Bill (Curry Trusts)	20,870	0.21%
Blanton, Kay	20,758	0.21%
Maher, Ben	20,552	0.21%
Wilson, Jeanne & Scott	20,290	0.20%
Tauben, John	20,231	0.20%
Hartgrove, Philip	20,231	0.20%
Terell, Rick	20,081	0.20%
Wall, Craig	20,000	0.20%
Toth, Richard	20,000	0.20%
Wilson, James William	20,000	0.20%
Farell, James	20,000	0.20%
Etie, Mike	20,000	0.20%
Fraser, Mathew	15,116	0.15%
Womack, Lisa	10,453	0.11%
Womack, David	10,452	0.11%
Sullins, Barbara	10,435	0.11%
Baysham, Arthur	10,433	0.11%
Tevonian, Jeff	10,000	0.10%
McCarthy, Karen & Robert	10,000	0.10%
Kline, Charles Alvin	10,000	0.10%
Hall, Harold	10,000	0.10%
Garcia, Charles	10,000	0.10%
Bauer, Mathew	10,000	0.10%
TOTAL	9,923,062	100.00%